Exhibit 5.1

October 30, 2017

Banco Santander (México), S.A., Institución de Banca Múltiple,

Grupo Financiero Santander México

Prolongación Paseo de la Reforma No. 500

Col. Lomas de Santa Fe

01219, Ciudad de México

México

Ladies and Gentlemen:

We are acting as special Mexican counsel to Banco Santander (México), S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (the “Company”), in connection with the registration of American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, each ADS representing five (5) series B shares of the Company, with a par value equal to Mx$3.780782962 (three point seven eight zero seven eight two nine six two Mexican pesos) each (together, the “Series B Shares”), under the registration statement on Form F-4, provided to us and as filed by the Company with the United States Securities and Exchange Commission (as the same may be amended from time to time, the “Registration Statement”), pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion expressed below, we have examined copies of (i) the Company’s articles of incorporation and by-laws (estatutos sociales) in effect on the date hereof, (ii) the draft minutes of the extraordinary and ordinary shareholders meeting of the Company to be held on or about November 30, 2017, pursuant to which, among other things, the by-laws of the Company will be amended (the “Shareholders Meeting”), (iii) the draft merger agreement to be approved by the Shareholders Meeting, that will be entered into by and between the Company and Grupo Financiero Santander, S.A.B. de C.V. (the “Parent Company”), pursuant to which the Parent Company will be merged with and into the Company (the “Merger Agreement”), (iv) the Registration Statement, and (v) such documents and corporate records of the Company and such other instruments and other certificates of officers and representatives of the Company and such other persons, and have made investigations of laws, as we have deemed relevant or appropriate in connection with the giving of this opinion.

We have assumed, without any independent investigation or verification of any kind, (i) the genuineness of all signatures and the authenticity of all opinions, documents and papers submitted to us, (ii) that copies of all opinions, documents and papers submitted to us are complete and conform to the originals thereof, and (iii) that the execution copies of minutes of the Shareholders Meeting and the Merger Agreement, will conform to the drafts reviewed by us.

As to questions of fact material to the opinion hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company, and such other instruments or certificates of public officials, officers and representatives of the Company and such other persons as we have deemed necessary or appropriate for the opinion expressed below.

Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.        Once the resolutions of the Shareholders Meeting, including those related to amendment to the Company’s bylaws, the issuance of new shares and the capital increase resulting from the Merger Agreement are fully effective, and the merger contemplated in the Merger Agreement becomes fully effective, on the terms set forth in such Merger Agreement and the minutes of the Shareholders Meeting, all of the outstanding Series B Shares of the Company, including the Series B Shares underlying the ADSs being registered pursuant to the Registration Statement (which will not include the Company’s Series B treasury shares), will have been duly authorized and validly issued, and fully paid and non-assessable.

2.        The statements in the Registration Statement under the caption “Tax Consequences- Material Mexican Tax Consequences,” insofar as such statements constitute a summary of Mexican law, such statements fairly summarize Mexican law in all material respects.

We are qualified to practice law in Mexico. We express no opinion as to any laws other than the laws of Mexico or as to any matters not expressly covered herein.

We consent to (i) the filing of this opinion as an exhibit to the Registration Statement, and (ii) the use of the name of our firm in the Registration Statement, under the captions “Legal Matters,” and “Service of Process and Enforcement of Judgements.” In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Mijares, Angoitia, Cortés y Fuentes, S.C.